Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Rite Aid Corporation (the “Company”) for the quarterly period ended December 2, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John T. Standley, as Chief Executive Officer of the Company, and Darren W. Karst , as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN T. STANDLEY
Name:	John T. Standley
Title:	Chairman and Chief Executive Officer
Date:	January 11, 2018

/s/ DARREN W. KARST
Name:	Darren W. Karst
Title:	Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date:	January 11, 2018